Exhibit 99

Investor Contact:
Chris Gay
308-255-2905
Cabela’s Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela’s Incorporated

CABELA’S INC. ANNOUNCES FIRST QUARTER 2015 RESULTS, A GOOD START TO 2015
- U.S. Comp Store Sales Decreased 0.4%, Total Comp Store Sales Decreased 1.3%
- Total Revenue Increased 14.0% to $827.1 Million
- Adjusted Operating Income Grew 12.0% to $45.7 Million
- Adjusted Diluted EPS of $0.38 Exceeded Expectations

SIDNEY, Neb. (April 23, 2015) - Cabela’s Incorporated (NYSE:CAB) today reported financial results for first quarter fiscal 2015.

For the quarter, total revenue increased 14.0% to $827.1 million; Retail store revenue increased 18.9% to $524.4 million; Direct revenue decreased 3.3% to $173.5 million; and Financial Services revenue increased 24.7% to $122.9 million. During the period, consolidated comparable store sales decreased 1.3%.

For the quarter, adjusted for certain items, net income increased 6.9% to $27.5 million compared to $25.7 million in the year ago quarter, and earnings per diluted share were $0.38 compared to $0.36 in the year ago quarter. The Company reported GAAP net income of $26.8 million and earnings per diluted share of $0.37 as compared to GAAP net income of $25.7 million and earnings per diluted share of $0.36 in the year ago quarter. First quarter 2015 GAAP results include incremental expenses related to the relocation of our distribution center in Winnipeg, Manitoba, Canada, of $0.01 per diluted share. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

“We have started the year well and are pleased that the extreme volatility in firearms and ammunition over the past two years seems to have normalized,” said Tommy Millner, Cabela’s Chief Executive Officer. “We experienced strong growth in merchandise sales, sequential improvement in comparable store sales, and excellent performance from Cabela’s CLUB® and our new format stores. We were particularly pleased with the continued improvement in comparable store sales as hunting equipment, optics, camping, fishing, shooting, and powersports all comped positively in the quarter.”

“Our new format stores continue to significantly outperform our legacy stores in sales and profit per square foot,” Millner said. “As our business grows, we are excited as we accelerate the pace of our new store openings. During the first quarter, we opened two new stores and plan to open a total of five stores in the second quarter, four stores in the third quarter, and two stores in the fourth quarter.”
U.S. comparable store sales decreased 0.4%. Consolidated comparable store sales decreased 1.3% largely due to currency declines in Canada. U.S. comparable store sales increased in six of thirteen merchandise subcategories and benefited from a 2.2% increase in average ticket.

Direct revenue decreased 3.3% in the quarter, representing the fourth quarter of sequential improvement. Particularly strong performance in women’s and children’s apparel, optics, home and gifts, as well as powersports all contributed to the sequential improvement in Direct revenue. During the quarter, it was clear that improvements to our omni-channel model, including simplified checkout and growth in mobile traffic, further enhanced our customers’ shopping experience.

Merchandise gross margin decreased 60 basis points excluding the previously announced adjustment in the presentation of reimbursement between segments. The total decrease of 120 basis points in merchandise gross margin was attributable to the previously announced adjustment, merchandise mix headwind, and a slightly more promotional approach early in the quarter. As a reminder, the change in presentation of reimbursement was initiated in the second quarter of 2014 and negatively impacted merchandise gross margin by 60 basis points for the first quarter of 2015. This change has no impact on consolidated operating income or earnings per diluted share. See the “Selected Financial Data” table located herein for a more detailed explanation of this adjustment.

“Adjusted operating income increased by 12.0% to $45.7 million for the quarter,” Millner said. “As we continue to focus on tightly managing expenses, we have identified new cost savings opportunities that are expected to further reduce costs.” On a GAAP basis, operating income increased by 9.0% to $44.5 million for the quarter. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

The first quarter effective tax rate was 37.0% compared to 34.4% in the same quarter a year ago. The increase in the effective tax rate was primarily due to changes in unrecognized tax benefits and deferred tax items, and an increase to our state effective tax rate. We expect the full-year 2015 effective tax rate to be between 35.5% and 36.5%.

The Cabela’s CLUB Visa program had another excellent quarter and continued to build a base of extremely loyal customers. CLUB members shop more frequently and have higher average spend. During the quarter, growth in the average number of active credit card accounts was 7.0% due to new customer acquisitions in our Retail and Internet channels. Growth in the average balance per active credit card account was 5.0%, and growth in the average balance of credit card loans was 12.3% to $4.2 billion. For the quarter, net charge-offs remained at historically low levels of 1.53% compared to 1.80% in the prior year quarter. Increased Financial Services revenue was driven by increases in interest and fee income as well as interchange income.

The Company’s Board of Directors has approved a share repurchase program designed primarily to offset shareholder dilution resulting from the granting of equity-based compensation awards. As part of this program, the Company intends to repurchase up to two million shares of its common stock in open market transactions through February 2016.

“As the volatility in firearms and ammunition over the past two years subsides, we are confident in our outlook for full-year 2015,” Millner said. “As a result, we reaffirm our expectations for a low-double-digit growth rate in revenue and a high-single to low-double-digit growth rate in diluted earnings per share for full-year 2015 as compared to full-year 2014 non-GAAP diluted earnings per share of $2.88.”

Conference Call Information

A conference call to discuss first quarter fiscal 2015 operating results is scheduled for today (Thursday, April 23, 2015) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world’s largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are “forward-looking statements” that are based on the Company’s beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company’s statements regarding opening a total of five stores in the second quarter, four stores in the third quarter, and two stores in the fourth quarter; cost saving opportunities further reducing costs; the full-year 2015 effective tax rate being between 35.5% and 36.5%; repurchasing up to two million shares of the Company’s common stock through February 2016; and a low-double-digit growth rate in revenue and a high-single to low-double-digit growth rate in diluted earnings per share for full-year 2015 as compared to full-year 2014 non-GAAP diluted earnings per share of $2.88. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company’s products, including increases in fuel prices; the availability of the Company’s products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company’s systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company’s ability to protect its brand, intellectual property, and reputation; the Company’s ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including a Commissioner’s charge the Company received from the Chair of the U. S. Equal Employment Opportunity Commission in January 2011, audits by tax authorities, and compliance examinations by the Federal Deposit Insurance Corporation); the Company’s ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company’s ability to increase credit card receivables while managing credit quality; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 27, 2014), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended
	March 28, 2015	March 29, 2014
Revenue:
Merchandise sales	$697,654	$620,197
Financial Services revenue	122,913	98,578
Other revenue	6,509	7,048
Total revenue	827,076	725,823
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	466,219	406,643
Cost of other revenue	220	1,322
Total cost of revenue (exclusive of depreciation and amortization)	466,439	407,965

Selling, distribution, and administrative expenses	316,104	277,005

Operating income	44,533	40,853

Interest expense, net	(3,774)	(3,685)
Other non-operating income, net	1,740	2,102

Income before provision for income taxes	42,499	39,270
Provision for income taxes	15,725	13,521
Net income	$26,774	$25,749

Earnings per basic share	$0.38	$0.36
Earnings per diluted share	$0.37	$0.36

Basic weighted average shares outstanding	71,272,064	70,766,568
Diluted weighted average shares outstanding	71,603,575	71,758,033

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	March 28, 2015	December 27, 2014	March 29, 2014
ASSETS
CURRENT
Cash and cash equivalents	$267,686	$142,758	$484,586
Restricted cash of the Trust	30,641	334,812	24,609
Accounts receivable, net	30,699	62,358	27,959
Credit card loans (includes restricted credit card loans of the Trust of $4,185,397, $4,440,520, and $3,726,122), net of allowance for loan losses of $55,942, $56,572, and $51,010	4,157,410	4,421,185	3,698,529
Inventories	810,633	760,293	742,021
Prepaid expenses and other current assets	101,824	93,929	92,650
Income taxes receivable and deferred income taxes	140,188	122,337	58,229
Total current assets	5,539,081	5,937,672	5,128,583
Property and equipment, net	1,665,178	1,608,153	1,366,298
Economic development bonds	83,083	82,074	80,056
Other assets	47,723	47,418	43,689
Total assets	$7,335,065	$7,675,317	$6,618,626

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $10,775, $38,790, and $26,824	$264,016	$335,969	$250,181
Gift instruments, credit card rewards, and loyalty rewards programs	316,351	339,782	277,185
Accrued expenses and other liabilities	183,747	216,274	123,723
Time deposits	294,849	273,081	212,141
Current maturities of secured variable funding obligations of the Trust	—	480,000	—
Current maturities of secured long-term obligations of the Trust	212,500	467,500	255,000
Current maturities of long-term debt	8,438	8,434	8,422
Deferred income taxes	—	—	757
Total current liabilities	1,279,901	2,121,040	1,127,409
Long-term time deposits	518,173	532,975	728,000
Secured long-term obligations of the Trust, less current maturities	2,898,500	2,579,750	2,452,250
Long-term debt, less current maturities	663,063	491,281	540,587
Long-term deferred income taxes	12,579	6,546	7,346
Other long-term liabilities	130,528	126,215	131,090

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares
Issued and outstanding – 71,575,434, 71,093,216, and 71,009,175 shares	716	711	710
Additional paid-in capital	368,272	365,973	348,162
Retained earnings	1,489,306	1,462,532	1,286,566
Accumulated other comprehensive loss	(25,973)	(11,706)	(3,494)
Total stockholders’ equity	1,832,321	1,817,510	1,631,944
Total liabilities and stockholders’ equity	$7,335,065	$7,675,317	$6,618,626

CABELA’S INCORPORATED AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	March 28, 2015	March 29, 2014

Components of Total Consolidated Revenue:
Retail	$524,440	$440,949
Direct	173,479	179,416
Financial Services (1)	122,913	98,578
Other	6,244	6,880
Total consolidated revenue as reported	$827,076	$725,823

As a Percentage of Total Consolidated Revenue:
Retail revenue	63.4%	60.8%
Direct revenue	21.0	24.7
Financial Services revenue (1)	14.9	13.6
Other revenue	0.7	0.9
Total	100.0%	100.0%

Operating Income (Loss) by Segment:
Retail	$55,555	$52,298
Direct	26,042	33,130
Financial Services	48,477	33,102
Other	(85,541)	(77,677)
Total consolidated operating income as reported	$44,533	$40,853

Operating Income by Segment as a Percentage of Segment Revenue:
Retail operating income	10.6%	11.9%
Direct operating income	15.0	18.5
Financial Services operating income	40.9	33.6
Total operating income by segment as a percentage of total segment revenue	5.4	5.6

(1) Includes the effect of the reimbursement from our Financial Services segment to our Retail and Direct segments for the costs of promotions eliminated in consolidation. This adjustment in the presentation of reimbursement between segments, initially made in the second quarter of fiscal year 2014, totaled $4,477 for the three months ended March 28, 2015, and will be ongoing. This adjustment did not result in a change to consolidated earnings per share.

CABELA’S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company’s credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue as reported for the periods presented below.

	Three Months Ended
	March 28, 2015	March 29, 2014

Interest and fee income	$111,928	$94,219
Interest expense	(15,619)	(15,886)
Provision for loan losses	(13,230)	(12,714)
Net interest income, net of provision for loan losses	83,079	65,619
Non-interest income:
Interchange income	87,694	82,427
Other non-interest income	682	755
Total non-interest income	88,376	83,182
Less: Customer rewards costs	(48,542)	(50,223)

Financial Services revenue as reported	$122,913	$98,578

The following table sets forth the components of Financial Services revenue as reported as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended
	March 28, 2015	March 29, 2014

Interest and fee income	10.6%	10.0%
Interest expense	(1.5)	(1.7)
Provision for loan losses	(1.3)	(1.4)
Interchange income	8.3	8.8
Other non-interest income	0.1	0.1
Customer rewards costs	(4.6)	(5.3)
Financial Services revenue as reported	11.6%	10.5%

CABELA’S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of the Financial Services business are shown in the following table for the periods presented below.

	Three Months Ended
	March 28, 2015	March 29, 2014	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$4,220,546	$3,757,216	$463,330	12.3%
Average number of active credit card accounts	1,886,045	1,762,782	123,263	7.0

Average balance per active credit card account (1)	$2,238	$2,131	$107	5.0

Purchases on credit card accounts, net	$4,477,012	$4,255,757	$221,255	5.2

Net charge-offs on credit card loans (1)	$16,176	$16,919	$(743)	(4.4)
Net charge-offs as a percentage of average credit card loans (1)	1.53%	1.80%	(0.27)%
(1) Includes accrued interest and fees

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles (“GAAP”), we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; operating income; operating income as a percentage of total revenue; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding incremental expenses related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.

We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Three Months Ended
		March 28, 2015		March 29, 2014
	GAAP Basis	Non-GAAP	Non-GAAP	GAAP Basis
	As Reported	Adjustments	Amounts	As Reported
	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$316,104	$(1,207)	$314,897	$277,005

Operating income	$44,533	$1,207	$45,740	$40,853

Operating income as a percentage of total revenue	5.4%	0.1%	5.5%	5.6%

Income before provision for income taxes	$42,499	$1,207	$43,706	$39,270

Provision for income taxes (3)	$15,725	$447	$16,172	$13,521

Net income	$26,774	$760	$27,534	$25,749

Earnings per diluted share	$0.37	$0.01	$0.38	$0.36

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)
For the three months ended March 28, 2015, reflects incremental expenses related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada.

(3)	Reflects the estimated income tax provision on the non-GAAP adjusted income before provision for income taxes.

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

To supplement our consolidated statements of income presented in accordance with GAAP, we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; operating income as a percentage of total revenue; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) incremental expenses primarily related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada, (ii) impairment and restructuring charges recognized in 2014, and (iii) adjustments to the provision for income taxes related to changes in our assessments of uncertain tax positions recognized in 2014. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.

We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Fiscal Year Ended
	December 27, 2014
	GAAP Basis	Non-GAAP	Non-GAAP
	As Reported	Adjustments	Amounts
	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$1,251,325	$(1,842)	$1,249,483

Impairment and restructuring charges (3)	$641	$(641)	$—

Operating income	$335,395	$2,483	$337,878

Operating income as a percentage of total revenue	9.2%	0.1%	9.3%

Income before provision for income taxes	$318,477	$2,483	$320,960

Provision for income taxes (4)	$116,762	$(2,861)	$113,901

Net income	$201,715	$5,344	$207,059

Earnings per diluted share	$2.81	$0.07	$2.88

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)	Reflects incremental expenses primarily related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada.

(3)
Reflects a restructuring charge related to the transition to a third-party logistics provider for our distribution needs in Canada and the closing of our distribution center in Winnipeg, Manitoba, Canada.

(4)
Reflects (i) the estimated income tax provision on the non-GAAP adjusted income before provision for income taxes, (ii) offsetting positions from a net operating loss carry forward, and (iii) tax adjustments related to changes in assessments of uncertain tax positions.